Exhibit 99

NEWS
ANADARKO ANNOUNCES 2016 CAPITAL PROGRAM AND GUIDANCE

HOUSTON, March 1, 2016 - Anadarko Petroleum Corporation (NYSE: APC) today announced its 2016 initial capital expectations and guidance, concurrent with its 2016 Investor Conference Call.

2016 INVESTOR CONFERENCE CALL HIGHLIGHTS

•	Reduces year-over-year capital investments by almost 50 percent(1)

•	Expects higher-margin oil sales volumes to be flat year over year on a divestiture-adjusted basis(2)

•	Doubles Delaware Basin recoverable resource estimate to more than 2 billion barrels of oil equivalent (BOE)

•	Announces plans to monetize up to $3 billion of assets in 2016, with $1.3 billion announced or closed year to date

“In 2016, we will continue our disciplined and focused approach, preserving and building value by leveraging our best-in-class capital allocation, enhancing operational efficiencies and continuing an active monetization program,” said Al Walker, Anadarko Chairman, President and CEO. “We are committed to again investing well within cash inflows from a combination of anticipated discretionary cash flow and our ongoing monetizations, with the expectation of also reducing net debt during the year. As we announced last week, we have already closed or announced monetizations totaling approximately $1.3 billion, and we expect our cash position to be further strengthened during the year through substantial cost reductions and additional identified monetization opportunities. We will also benefit from the recent action by our Board to reduce our dividend, which will provide approximately $450 million of additional cash this year.”

2016 INITIAL SALES-VOLUME AND CAPITAL EXPECTATIONS

Initial 2016 Capital Expectations ($2.6 - $2.8 Billion)(1)

Billions		Billions
By Area		By Cash Cycle (E&P only)
U.S. Onshore	$1.1	Short Cash Cycle	$1.5
International	0.7	Mid Cash Cycle	0.5
Gulf of Mexico	0.7	Long Cash Cycle	0.5
Midstream & Other	0.2

Note: All amounts are approximates.

Divestiture-Adjusted(2) Sales-Volume Expectations

	2016 Initial Expectations	2015

Total (MMBOE)	282 – 286	292

Oil (MBOPD)	308 – 313	312

U.S. ONSHORE
Anadarko’s U.S. onshore activities will be reduced the most, by almost $2.5 billion in capital investments year over year, as the company preserves its opportunities, including in two of the highest-returning onshore assets in North America – the Delaware and DJ basins – for a more compelling price environment. The company is reducing its U.S. onshore rig count by 80 percent to five operated rigs, from an average of 25 in 2015, while focusing on its base production and retaining the flexibility to leverage its inventory of approximately 230 drilled but intentionally uncompleted wells. In the Delaware Basin, Anadarko plans to run four operated rigs, which will be directed toward delineation and lease maintenance rather than development activities. To date, the company’s successful activities in this play have reduced well costs, identified additional prospective zones and doubled the estimated recoverable resources to more than 2 billion BOE. In the DJ Basin, the company expects to operate one rig, compared to seven in 2015.

GULF OF MEXICO
Anadarko’s 2016 Gulf of Mexico program will focus on the company’s capital-efficient tieback oil opportunities, as well as on advancing appraisal activities. By leveraging its existing infrastructure, Anadarko’s tieback opportunities offer returns of more than 30 percent at today’s strip prices. These activities will include tiebacks at Lucius, Caesar/Tonga and K2. In addition, Anadarko plans to advance existing discoveries through appraisal activities at Shenandoah and Phobos. One exploration well is planned at the Warrior prospect, which if successful, could be a tieback to K2.

INTERNATIONAL
In 2016, Anadarko’s planned international activity will include efforts to advance its Paon oil discovery offshore Côte d’Ivoire toward potential development with one appraisal well, a drillstem test, and two exploration wells. Once activities are completed in Côte d’Ivoire, the rig is scheduled to return to Colombia to conduct additional exploration drilling activities. Offshore Ghana, the company expects to achieve first oil at the TEN complex in the third quarter of 2016. In Mozambique, Anadarko expects minimal funding in 2016 as it works three parallel paths toward a Final Investment Decision (FID) for its LNG project. These processes include securing the necessary legal and contractual framework, progressing more than 8 million tonnes per annum of off-take toward long-term sales contracts and advancing project financing.

Four pages of supplemental materials including the company’s 2016 initial guidance, updated hedging positions and a reconciliation of divestiture-adjusted sales volumes are provided in the tables attached to this release.

(1) Does not include capital investments by Western Gas Partners, LP (NYSE: WES).

(2) See the accompanying table for a reconciliation of “divestiture-adjusted” or “same-store” sales volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2015, the company had approximately 2.06 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance in this challenging economic environment and meet financial and operating guidance; reduce its net debt; meet the objectives identified in this news release; consummate the transactions described in this news release and identify and complete additional transactions; execute the 2016 capital program; drill, develop and commercially operate the drilling prospects identified in this news release; achieve production and budget expectations on its mega projects; and successfully plan, secure necessary government approvals, enter into long-term sales contracts, finance, build and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in the company’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “recoverable resource,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2015, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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ANADARKO CONTACTS

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544
Shandell Szabo, shandell.szabo@anadarko.com, 832.636.3977

Anadarko Petroleum Corporation
Financial and Operating External Guidance
March 1, 2016

Note: Guidance excludes 2016 sales volumes associated with pending East Chalk divestiture.

	1st-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	74	—	76	282	—	286
Total Sales Volumes (MBOE/d)	813	—	835	770	—	781

Oil (MBbl/d)	311	—	316	308	—	313

United States	229	—	232	222	—	225
Algeria	64	—	65	59	—	60
Ghana	18	—	19	27	—	28

Natural Gas (MMcf/d)

United States	2,250	—	2,290	2,030	—	2,060

Natural Gas Liquids (MBbl/d)

United States	119	—	123	117	—	120
Algeria	5	—	7	5	—	7

	$ / Unit			$ / Unit
Price Differentials vs. NYMEX (w/o hedges)

Oil ($/Bbl)	(7.00)	—	(2.00)	(7.00)	—	(2.00)

United States	(8.00)	—	(3.00)	(8.00)	—	(3.00)
Algeria	(3.00)	—	—	(4.00)	—	(1.00)
Ghana	(3.00)	—	—	(4.00)	—	(1.00)

Natural Gas ($/Mcf)

United States	(0.40)	—	(0.15)	(0.40)	—	(0.20)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
March 1, 2016

Note: Guidance excludes 2016 sales volumes associated with pending East Chalk divestiture.

	1st-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	15	—	35	145	—	165
Minerals and Other	45	—	65	185	—	205

Costs and Expenses
	$ / BOE			$ / BOE
Oil & Gas Direct Operating	3.00	—	3.15	3.20	—	3.40
Oil & Gas Transportation	3.40	—	3.60	3.55	—	3.75
Depreciation, Depletion, and Amortization	14.90	—	15.25	15.80	—	16.00
Production Taxes (% of Product Revenue)	8.0%	—	9.0%	8.0%	—	9.0%

	$ MM			$ MM

General and Administrative	280	—	300	975	—	1,025
Other Operating Expense	25	—	35	55	—	65
Exploration Expense
Non-Cash	60	—	80	350	—	450
Cash	50	—	70	280	—	300
Interest Expense (net)	205	—	215	840	—	860
Other (Income) Expense	50	—	60	200	—	225

Taxes
Algeria (100% current)	70%	—	75%	70%	—	75%
Rest of Company (1Q 5% current; Total Year 10% current)	30%	—	40%	30%	—	40%

Avg. Shares Outstanding (MM)
Basic	508	—	509	509	—	510
Diluted	509	—	510	510	—	511

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	800	—	900	2,600	—	2,800

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of March 1, 2016

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Three-Way Collars
2016
WTI	65	$41.54	$53.08	$62.25
Brent	18	$47.22	$59.44	$69.47
	83	$42.77	$54.46	$63.82

Interest-Rate Derivatives
As of March 1, 2016

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016 - Sept. 2026	Sept. 2016	5.910%	3M LIBOR
Swap	$50 Million	Sept. 2016 - Sept. 2046	Sept. 2016	6.290%	3M LIBOR
Swap	$500 Million	Sept. 2016 - Sept. 2046	Sept. 2018	6.559%	3M LIBOR
Swap	$300 Million	Sept. 2016 - Sept. 2046	Sept. 2020	6.509%	3M LIBOR
Swap	$450 Million	Sept. 2017 - Sept. 2047	Sept. 2018	6.445%	3M LIBOR
Swap	$300 Million	Sept. 2017 - Sept. 2047	Sept. 2020	6.569%	3M LIBOR
Swap	$250 Million	Sept. 2017 - Sept. 2047	Sept. 2021	6.570%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Divestiture-Adjusted Sales Volumes

Average Daily Sales Volumes
	Oil &
	Condensate	Natural Gas	NGLs	Total
	MBbls/d	MMcf/d	MBbls/d	MBOE/d
Quarter Ended March 31, 2015
U.S. Onshore	167	2,232	129	668
Deepwater Gulf of Mexico	46	221	6	89
International and Alaska	107	—	7	114
Divestiture-Adjusted Sales	320	2,453	142	871
Divestitures*	15	285	1	63
Total	335	2,738	143	934

Quarter Ended June 30, 2015
U.S. Onshore	173	1,976	122	625
Deepwater Gulf of Mexico	57	113	7	83
International and Alaska	87	—	6	92
Divestiture-Adjusted Sales	317	2,089	135	800
Divestitures*	1	265	1	46
Total	318	2,354	136	846

Quarter Ended September 30, 2015
U.S. Onshore	160	1,870	109	581
Deepwater Gulf of Mexico	55	158	7	88
International and Alaska	84	—	5	89
Divestiture-Adjusted Sales	299	2,028	121	758
Divestitures*	2	158	1	29
Total	301	2,186	122	787

Quarter Ended December. 31, 2015
U.S. Onshore	164	1,940	105	592
Deepwater Gulf of Mexico	54	115	6	80
International and Alaska	96	—	6	102
Divestiture-Adjusted Sales	314	2,055	117	774
Divestitures*	2	13	1	5
Total	316	2,068	118	779

Year Ended December 31, 2015
U.S. Onshore	165	2,003	116	615
Deepwater Gulf of Mexico	53	152	7	85
International and Alaska	94	—	6	100
Divestiture-Adjusted Sales	312	2,155	129	800
Divestitures*	5	179	1	36
Total	317	2,334	130	836

*	Includes EOR, Bossier, Powder River Basin CBM, and East Chalk (transaction pending).